UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On July 14, 2011, Bonds.com Group, Inc. (“we,” “us” or the “Company”) awarded stock options to H. Eugene Lockhart and Patricia Kemp, each directors of the Company.  Each option was fully vested upon grant and provides the holder with the right to purchase up to 6,157,767 shares of our Common Stock at an exercise price of $0.075 per share, which was the most recent closing price of our Common Stock reported on the OTC Bulletin Board as of the date of grant.  The foregoing options expire on the seventh anniversary of the date of grant.  These options include the options for 5,666,560 shares of Common Stock that our Board of Directors previously approved subject to the satisfaction of certain conditions, as we reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2011.

Additionally, on July 14, 2011, the Company awarded stock options to Michael O. Sanderson, our Chief Executive Officer, George O’Krepkie, our President, Jeffrey M. Chertoff, our Chief Financial Officer, and John Ryan, our Chief Administrative Officer, pursuant to our 2011 Equity Plan.  The options awarded to Messrs. Sanderson, O’Krepkie, Chertoff and Ryan provide them with the right to purchase up to 41,051,780, 3,901,780, 8,000,000 and 8,000,000 shares of our Common Stock, respectively, at an exercise price of $0.075 per share.  Each of these options was 25% vested upon grant, with the balance vesting in equal quarterly installments over a four-year period.  These options expire on the seventh anniversary of the date of grant.  The options awarded to Messrs. Sanderson, Chertoff and Ryan were pursuant to their Employment Agreements reported by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2011 (subject to certain modifications described in Item 5.02 below).

The foregoing issuances were made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, based on representations and warranties made by recipients, the recipients status as directors and executive officers of the Company and other factors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 3.02 above, on July 14, 2011, the Company awarded stock options to Michael O. Sanderson, our Chief Executive Officer, Jeffrey M. Chertoff, our Chief Financial Officer, and John Ryan, our Chief Administrative Officer.  These awards were made pursuant to the Employment Agreements, dated February 2, 2011, between the Company and each such officer (which were reported and filed pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2011), except that the exercise price of 100% of such options is $0.075 per share, which was the most recent closing price of our Common Stock reported on the OTC Bulletin Board as of the date of grant.  The applicable Employment Agreements contemplated such options would be granted 50% with an exercise price equal to the fair market value of our Common Stock on the date of grant and 50% with an exercise price equal to 1.5 times such fair market value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 20, 2011

BONDS.COM GROUP, INC.

By:	/s/ Jeffrey M. Chertoff
Name:	Jeffrey M. Chertoff
Title:	Chief Financial Officer